UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	99-0375676
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Ste. 300, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 288-6603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2020, Veritas Farms entered into a separation agreement effective as of September 16, 2020 (the “Effective Date”), with the Company’s Executive Vice President, Erduis Sanabria (the “Separation Agreement”), pursuant to which the Company agreed to pay Mr. Sanabria a severance equal to three years’ of his base salary and the continuation of vested stock options to purchase 1,000,000 shares held by Mr. Sanabria until the end of that three-year period in consideration for Mr. Sanabria’s resignation from all officer and Board positions held with the Company.  The Separation Agreement additionally contains, among other things, customary releases, confidentiality, and non-disparagement provisions.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement, dated December 21, 2020, effective as of September 16, 2020, by and between Veritas Farms, Inc. and Erduis Sanabria

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2020	VERITAS FARMS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado,
Chief Executive Officer

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